News Release		Exhibit 99.1

Contact:	Corporate Communications
Houston:	713.324.5080
Email:	corpcomm@coair.com
News archive:	continental.com/company/news/	Address:	P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS AUGUST 2010
OPERATIONAL PERFORMANCE

HOUSTON, Sept. 1, 2010 – Continental Airlines (NYSE: CAL) today reported an August  consolidated (mainline plus regional) load factor of 86.5 percent, 0.7 points above the August 2009 consolidated load factor, and a mainline load factor of 87.2 percent, 0.6 points above the August 2009 mainline load factor. Both load factors were records for the month. The carrier reported an August domestic mainline load factor of 88.4 percent, 0.4 points below the August 2009 domestic mainline load factor, and a record international mainline load factor of 86.1 percent, 1.5 points above August 2009.

During August, Continental recorded a U.S. Department of Transportation on-time arrival rate of 87.1 percent and a mainline segment completion factor of 99.9 percent.

In August 2010, Continental flew 8.7 billion consolidated revenue passenger miles (RPMs) and 10.1 billion consolidated available seat miles (ASMs), resulting in a consolidated traffic decrease of 0.4 percent and a capacity decrease of 1.1 percent as compared to August 2009. In August 2010, Continental flew 7.9 billion mainline RPMs and 9.0 billion mainline ASMs, resulting in a mainline traffic decrease of 0.7 percent and a mainline capacity decrease of 1.3 percent compared to the same period last year. Domestic mainline traffic was 3.8 billion RPMs in August 2010, down 2.6 percent from August 2009, and domestic mainline capacity was 4.3 billion ASMs, down 2.1 percent from August 2009.

For August 2010, both consolidated and mainline passenger revenue per available seat mile (RASM) are estimated to have increased between 18.0 and 19.0 percent compared to August 2009. For July 2010, consolidated passenger RASM increased 21.2 percent compared to July 2009, while mainline passenger RASM increased 21.9 percent compared to the same period last year.

Continental’s regional operations had a record August load factor of 80.5 percent, 1.3 points above the August 2009 regional load factor. Regional RPMs were 877.7 million and regional ASMs were 1,089.9 million in August 2010, resulting in a traffic increase of 2.0 percent and a capacity increase of 0.3 percent versus August 2009.

Continental Airlines is the world’s fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 2,700 daily departures throughout the Americas, Europe and Asia, serving 132 domestic and 137 international destinations. Continental is a member of Star Alliance, which overall offers more than 21,200 daily flights to 1,172 airports in 181 countries through its 28 member airlines. With more than 40,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with its regional partners, carries approximately 63 million passengers per year.

Continental consistently earns awards and critical acclaim for both its operation and its corporate culture. For nine consecutive years, FORTUNE magazine has ranked Continental as the top U.S. airline on its “World’s Most Admired Companies” airline industry list. For more company information, go to continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company’s 2009 Form 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the risks and uncertainties relating to the company’s proposed merger with a subsidiary of UAL Corporation, including the restrictions on the conduct of the company’s business pending the merger, the potential loss of management and other key personnel, and the potential failure of the merger to close in the expected time frame or at all, the risks and uncertainties relating to the company generally, including the potential for significant volatility in the cost of aircraft fuel, the consequences of its high leverage and other significant capital commitments, its high labor and pension costs, delays in scheduled aircraft deliveries, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and the risks and uncertainties relating to the airline industry, including continuing weakness in the U.S. and global economies, the airline pricing environment, terrorist attacks, regulatory matters, excessive taxation, industry consolidation and airline alliances, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
AUGUST	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	3,830,916	3,931,264	-2.6	Percent

International	4,037,570	3,992,022	1.1	Percent
Transatlantic	2,158,682	2,085,149	3.5	Percent
Latin America	1,082,653	1,165,992	-7.1	Percent
Pacific	796,235	740,881	7.5	Percent

Mainline	7,868,486	7,923,286	-0.7	Percent
Regional	877,731	860,623	2.0	Percent
Consolidated	8,746,217	8,783,909	-0.4	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,335,024	4,428,696	-2.1	Percent

International	4,691,325	4,716,295	-0.5	Percent
Transatlantic	2,455,669	2,390,346	2.7	Percent
Latin America	1,303,903	1,402,591	-7.0	Percent
Pacific	931,753	923,358	0.9	Percent

Mainline	9,026,349	9,144,991	-1.3	Percent
Regional	1,089,916	1,086,877	0.3	Percent
Consolidated	10,116,265	10,231,868	-1.1	Percent
PASSENGER LOAD FACTOR
Domestic	88.4 Percent	88.8 Percent	-0.4	Points

International	86.1 Percent	84.6 Percent	1.5	Points
Transatlantic	87.9 Percent	87.2 Percent	0.7	Points
Latin America	83.0 Percent	83.1 Percent	-0.1	Points
Pacific	85.5 Percent	80.2 Percent	5.3	Points

Mainline	87.2 Percent	86.6 Percent	0.6	Points
Regional	80.5 Percent	79.2 Percent	1.3	Points
Consolidated	86.5 Percent	85.8 Percent	0.7	Points
ONBOARD PASSENGERS
Mainline	4,158,415	4,350,956	-4.4	Percent
Regional	1,610,653	1,587,369	1.5	Percent
Consolidated	5,769,068	5,938,325	-2.9	Percent
CARGO REVENUE TON MILES (000)
Total	90,110	81,061	11.2	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	27,061,829	27,348,763	-1.0	Percent

International	28,777,145	27,017,755	6.5	Percent
Transatlantic	14,134,990	13,698,626	3.2	Percent
Latin America	8,798,148	8,363,493	5.2	Percent
Pacific	5,844,007	4,955,636	17.9	Percent

Mainline	55,838,974	54,366,518	2.7	Percent
Regional	6,561,853	6,259,278	4.8	Percent
Consolidated	62,400,827	60,625,796	2.9	Percent
AVAILABLE SEAT MILES (000)
Domestic	31,662,384	32,187,345	-1.6	Percent

International	34,776,675	34,360,761	1.2	Percent
Transatlantic	16,936,909	17,503,516	-3.2	Percent
Latin America	10,794,816	10,241,861	5.4	Percent
Pacific	7,044,950	6,615,384	6.5	Percent

Mainline	66,439,059	66,548,106	-0.2	Percent
Regional	8,282,064	8,187,784	1.2	Percent
Consolidated	74,721,123	74,735,890	0.0	Percent
PASSENGER LOAD FACTOR
Domestic	85.5 Percent	85.0 Percent	0.5	Points

International	82.7 Percent	78.6 Percent	4.1	Points
Transatlantic	83.5 Percent	78.3 Percent	5.2	Points
Latin America	81.5 Percent	81.7 Percent	-0.2	Points
Pacific	83.0 Percent	74.9 Percent	8.1	Points

Mainline	84.0 Percent	81.7 Percent	2.3	Points
Regional	79.2 Percent	76.4 Percent	2.8	Points
Consolidated	83.5 Percent	81.1 Percent	2.4	Points
ONBOARD PASSENGERS
Mainline	30,695,542	31,287,974	-1.9	Percent
Regional	11,981,300	11,581,602	3.5	Percent
Consolidated	42,676,842	42,869,576	-0.4	Percent
CARGO REVENUE TON MILES (000)
Total	731,636	580,399	26.1	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
AUGUST	2010	2009	Change
On-Time Performance 1	87.1%	82.4%	4.7	Points
Completion Factor 2	99.9%	99.8%	0.1	Points
July 2010 year-over-year consolidated RASM change			21.2	Percent
July 2010 year-over-year mainline RASM change			21.9	Percent
August 2010 estimated year-over-year consolidated RASM change			18.0 - 19.0	Percent
August 2010 estimated year-over-year mainline RASM change			18.0 - 19.0	Percent
August 2010 estimated average price per gallon of fuel, including fuel taxes			2.21	Dollars
Third Quarter 2010 estimated average price per gallon of fuel, including fuel taxes			2.22	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage

	###